Exhibit 99.1

US Patent Office to Allow All 73 Claims Related to CQENS Technologies’

Heat-not-Burn Patent Application

Allowance Highlights Potential of Recently Announced Joint Venture

CQENS Technologies Inc. (“CQENS” or the “Company”), inventors, developers and designers of innovative, inhalation technologies focused on reduced risk and harm reduction, announced today that patent counsel has informed the Company that the US Patent and Trademark Office (“PTO”) will allow all 73 claims related to CQENS’ US National Phase of the PCT Patent Application for its proprietary Heat-not-Burn Device and Method. This PTO office action means that a patent will be issued after CQENS files a response, which the Company intends to do before a November 6, 2021 deadline.

Alexander Chong, Chairman and CEO of CQENS, commented, “We are excited to note this will be our second patent in the area of Heat-not-Burn technology. This news further validates the potential of our technology, our engineering and the novelty of our design and method. It’s also very timely in light of our joint venture with Firebird Manufacturing LLC, the purpose of which is to commercialize this technology and launch a smokeless. inhalable hemp/CBD product into the US market.”

Firebird Manufacturing LLC is part of the Barker Group of Companies, South Boston, VA. The Companies are involved in the processing, manufacturing and distribution of tobacco from “seed through shelf,” principally in the US. From planting the seeds, through growing, processing, manufacturing, and finally placing the finished product on the shelf, Barker has the necessary permits and facilities to support fully legal and regulatory compliant hemp and tobacco activity in the US. Barker’s business interests have recently expanded to include hemp, CBD and legal cannabis.

Jay Barker, Chairman and CEO of the Barker Group, stated, “This confirms what we learned when we first evaluated and experienced the CQENS’ prototype; CQENS technology is the future of tobacco, hemp and legal cannabis. This additional IP strengthens our belief in this technology. We have now revised the amount of our initial investment from $10 million and are targeting up to $40 million USD in order to meet what we expect to be exceptionally strong consumer demand.”

CQENS’ common stock does not trade on any exchange or public market, but the Corporation does file quarterly and audited annual financial statements and period reports with the US Securities and Exchange Commission. The Company filed its most recent Form 10-Q Quarterly Report for the three and six months period ended June 30, 2021 on August 13, 2021.

Cautionary Statements Regarding Forward Looking Information

This Announcement includes forward-looking statements that relate to future events and involve known and unknown risks, uncertainties and other factors that may cause these actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations. There can be no assurance that the JV entity described in the Announcement will be formally organized or will operate as successfully as the parties intend. There can be no assurance that the patent, when issued, will be commercially viable; and there can be no assurance that the investment target as disclosed in the Announcement will result in a financing or in funding on commercially reasonable terms and conditions. The business opportunity outlined herein is subject to compliance with multiple rules and regulations of various states in which the to-be-developed products are to be sold. There are no assurances that the parties will successfully launch the product described herein. These forward-looking statements speak only as of the date of this Announcement. Except for the Company’s ongoing obligations to disclose material information under US Federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward- looking statements, to report events or to report the occurrence of unanticipated events. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in CQENS’ Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2021, and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of CQENS. and are difficult to predict. CQENS does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms is not part of this Announcement.